July 8, 2011


SECURITIES  EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control


    RE	American Depositary Receipts
representing one deposited share of
Grupo Nacional de Chocolates S.A.
(Form F6, Registration No.
333163312)


Ladies and Gentlemen

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting the change in name to Grupo Nutresa S.A.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised name for Grupo Nacional de Chocolates S.A.

The Prospectus has been revised to reflect the new name, and has been overstamped with

Effective July 11, 2011 the companys
name has changed to Grupo Nutresa S.A.

Please contact me with any questions or
comments at 212 8154831.


Perry Palma Gil
Vice President
The Bank of New York Mellon  ADR
Division


Encl.
CC Paul Dudek, Esq. (Office of International
Corporate Finance)







101 Barclay Street, 22nd Floor West, New York, NY 10286